Exhibit 10.4

FIRST AMENDMENT TO
BUSINESS AGREEMENT

THIS FIRST AMENDMENT TO BUSINESS AGREEMENT (the “Amendment”) is made and entered into as of the 10th day of April, 2010 (“Effective Date”) by and between MINNETRONIX, INC., a Minnesota corporation, (“Minnetronix”) and QIG GROUP, LLC., a Delaware limited liability company, (“Client”) and amends the Business Agreement between the parties dated April 30, 2009 (“Business Agreement”).

RECITALS

WHEREAS, Minnetronix and Client entered into the Business Agreement, Phase I Statement of Work, dated April 30, 2009, and the Torpedo Phase II and III Statement of Work, dated January 22, 2010 (the Phase I Statement of Work and the Torpedo Phase II and III Statement of Work collectively being the “SOW”), for the contract design and manufacturing by Minnetronix of certain Products by Minnetronix for Client;

WHEREAS, as part of Minnetronix’ agreement to reduce the program cost (under the SOW), Minnetronix and Client desire to modify the Business Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.     Definitions. All capitalized terms used in this Amendment and not defined here have the meanings given to them in the Business Agreement or the SOW. The following terms shall have the meanings set forth next to them when used in this Amendment:

1.1     “Bankruptcy” occurs if Client files a petition in bankruptcy, is adjudicated bankrupt, takes advantage of the insolvency laws of any state or country, or makes an assignment for the benefit of creditors, or if a receiver, trustee or other court officer is appointed for Client’s property, or if Client otherwise loses control of its business under any bankruptcy law or similar law for the relief of debtors;

1.2     “Buyout Fee” means Two Hundred Thousand Dollars ($200,000);

1.3     “Manufacturing Commitment” means the: (a) execution by the parties (or their respective successors or assigns) of a manufacturing agreement, which provides for Minnetronix to manufacture the Products and which contains provisions commonly found in most manufacturing arrangements (the “Manufacturing Addendum”), covering the terms set forth in Section 2 of this Amendment; and (b) delivery to Minnetronix by Client (or their respective successors or assigns) of a binding purchase order for Products under such Manufacturing Addendum;

1.4     “Trigger Date” means January 1, 2011.

2.     Commitment to Enter into a Manufacturing Addendum. In consideration of Minnetronix’ reduction of fees under the SOW by One Hundred Sixty Five Thousand Dollars ($165,000), Client will negotiate in good faith with Minnetronix and will use commercially reasonable efforts to enter into the Manufacturing Commitment on or before March 31, 2011 or such later date as described in Section 3.1. Minnetronix will negotiate in good faith with Client and will use commercially reasonable efforts to negotiate a Manufacturing Addendum for execution on or before March 31, 2011 or such later date as described in Section 3.1. The Manufacturing Addendum will contain terms and conditions that are standard for such an arrangement, and all of its terms and conditions will be subject to each party’s reasonable discretion. Client agrees that such Manufacturing Addendum shall include a minimum Product purchase commitment by Client and the payment of a buyout fee if minimum purchase commitments are not met. Minnetronix agrees that such Manufacturing Addendum shall include fixed pricing.

3.     Buyout Fee.

3.1     Minnetronix may invoice Client for, and Client shall be liable for, the Buyout Fee in the following circumstances: (a) if there is a Bankruptcy after the Trigger Date but on or before March 31, 2011; or (b) if there is no Manufacturing Commitment after the Trigger Date but on or before March 31, 2011 or (c) if the Agreement, this Amendment, the SOW or any of the Products covered by the SOW are terminated or expire for any reason after the Trigger Date but on or before March 31, 2011. Notwithstanding the foregoing, Client (or its successors and assigns) will not be liable for the Buyout Fee if:

●	Minnetronix fails to satisfy any of its obligations under Section 2 of this Agreement;

●	the Business Agreement is terminated prior to the Trigger Date under Section 8.2(a) of the Business Agreement;

●	Client terminates the Business Agreement prior to the Trigger Date under Section 8.2(b) or Section 8.2(c) of the Business Agreement; or

●	Minnetronix terminates the Business Agreement under Section 8.2(f) of the Business Agreement.

3.2     Any milestone under the SOW has not been satisfied, or Phases I, II or III (as identified under the SOW) have not been completed and such incompletion is not due to a change in the scope of the project by Client. The parties agree that any change in the scope of the project by Client will not result in the Trigger Date being delayed unless agreed upon by the parties in writing. In the event of any such delay of the Trigger Date, the parties will use commercially reasonable efforts to enter into a Manufacturing Addendum within 90 days after the revised Trigger Date and will negotiate the Manufacturing Addendum in accordance with Section 2 hereof. Client shall deliver payment in full to Minnetronix of the Buyout Fee within 30 days after the invoice date. A late fee will be assessed to any overdue invoice. Such late fee shall be the lesser of (a) 1.5%/month, or portion thereof, and (b) the maximum amount permitted by law. In the event that full payment is not made within 60 days after the invoice date, Minnetronix may cease all efforts on the Services and Products and refer the account to a collection agency.

4.     Guaranty. The payment of the Buyout Fee under Section 3 of this Amendment shall be guaranteed by Client’s parent company, Greatbatch Ltd., by separate agreement annexed to this Amendment as Exhibit B.

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5.     Effective Date. This Amendment shall be effective from the Effective Date. This Amendment shall automatically terminate on the termination of the Agreement. The following provisions of this Amendment shall survive any termination of this Amendment: Sections 1, 3, 4, 5, 6, 8 and 9.

6.     Effect of Changes. The collection of, and failure to pay, the Buyout Fee under Section 3 of this Amendment, or any other buyout fee, shall be considered direct damages, and neither party shall assert that such fee is “LOST REVENUES, LOST PROFITS OR OTHER INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES” for which liability is excluded under Section 7.4 of the Business Agreement. In addition, the Buyout Fee (or any other buyout fee) shall be included in the “TOTAL CUMULATIVE AMOUNT ACTUALLY PAID AND OWED TO MINNETRONIX BY CLIENT UNDER THIS AGREEMENT” as specified in the last sentence of Section 7.4 of the Business Agreement. The Buyout Fee (and any other buyout fee) shall be in addition to amounts due under Section 8.3(a) of the Business Agreement. In any event, the Buyout Fee (or any other buyout fee) is not subject to any restrictions or limitations from the Agreement, past, present or future. All other terms and conditions of the Agreement shall remain unchanged, including without limitation the terms of the SOW (which shall remain a fixed bid, subject only to changes in scope separately agreed upon in writing by the parties), and the terms of Section 9.5 of the Business Agreement (Assignment).

7.     Counterparts. This Amendment may be executed in any number of counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

8.     Interpretation. Notwithstanding the last sentence of Section 2.1(a) of the Business Agreement, this Amendment shall supersede any conflicting provisions in the Agreement.

9.     Governing Law. This Amendment shall be interpreted and construed in accordance with the laws of the State of New York without regard to any choice of law provisions thereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MINNETRONIX, INC. By: /s/ Richard Nazarian Name: Richard Nazarian Title: CEO	QIG GROUP, LLC. By: /s/ Anthony Borowicz Name: Anthony Borowicz Title: VP Finance

Exhibit A
Products

Pocket Programmer

The Pocket Programmer (PoP) is a key fob type device which provides a simplistic control interface to a neural stimulator (IPG or EPG). The PoP is used by the patient to turn stimulation on/off, select a stimulation program, and increase or decrease the stimulation amplitude. This device will provide user feedback via a small monochrome LCD screen.

Patient Programmer/Charger

The Patient Programmer/Charger (PPC) is a rechargeable, handheld multi-purpose device used by the patient for inductively charging the IPG’s rechargeable battery, as well as for basic and advanced programming of their IPG/EPG settings. The PPC utilizes an AC power supply and/or Charging Cradle for recharging the PPC’s internal battery. The PPC has a color touch screen display, and also includes a detachable coil assembly which is placed on the body over the implant for recharging of the IPG.

Clinician Programmer

The Clinician Programmer (CP) is a rechargeable, handheld device utilized by clinicians and company representatives to provide intra-operative and follow up programming capability to establish and optimize stimulation therapies provided by the IPG/EPG. The CP has a color touch screen display and utilizes an AC power supply to recharge its internal battery.

External Pulse Generator

The External Pulse Generator (EPG) is a small, wearable device that provides trial stimulation (with trial leads) before the implantation of the IPG. It is designed to be worn on the body in a pouch or pocket and provide identical stimulation capability as the IPGP. The EPG is powered by replaceable, commercially off the shelf batteries (e.g. AA or AAA) and has limited patient controls consisting of a couple buttons and LED indicators. All stimulation control is accomplished via the CP, PPC and/or PoP.

Exhibit B

Guaranty

GUARANTY

THIS GUARANTY (‘“Guaranty”), dated as of         , 2010, is made and given by Greatbatch Ltd., a New York corporation with its principal place of business at 10000 Wehrle Drive, Clarence, NY 14031, (the “Guarantor”) in favor of Minnetronix, Inc., a Minnesota corporation having its primary office at 1635 Energy Park Drive, St. Paul, MN 55108, (“Minnetronix”).

RECITALS

A.     QIG GROUP, LLC., a Delaware limited liability company, having an office at 10000 Wehrle Drive, Clarence, NY 14031 (“QIG”) and Minnetronix have entered into a Business Agreement dated April 30, 2009 (“Business Agreement”), Statement of Work dated [        ] as modified by the Project Scope Change dated [     ], and as amended by the First Amendment to Business Agreement dated as of           , 2010 (as the same may hereafter be amended, restated, or otherwise modified from time to time, the “Agreement”) pursuant to which Minnetronix has agreed to perform certain services for QIG, and in return for certain concessions on pricing agreed to by Minnetronix in the Agreement and QIG’s agreement to pay a Buyout Fee if certain events occur, QIG, among other things, has agreed to make a Manufacturing Commitment (as defined in the Agreement) prior to March 31, 2011.

B.     It is a condition precedent to Minnetronix’ agreement to the price concessions in the Agreement that this Guaranty be executed and delivered by the Guarantor.

C.     QIG is a wholly owned subsidiary of the Guarantor, and as such the Guarantor has agreed to guaranty the payment by QIG of the Buyout Fee.

D.     The Guarantor expects to derive benefits from the extension of credit for the Buyout Fee to QIG by Minnetronix and the Guarantor finds it advantageous, desirable and in its best interests to execute and deliver this Guaranty to Minnetronix.

NOW, THEREFORE, in consideration of the credit for the Buyout Fee to be extended to QIG and for other good and valuable consideration, the Guarantor hereby covenants and agrees with Minnetronix as follows:

Section 1.     Defined Terms. As used in this Guaranty, the following terms shall have the meaning indicated:

“Obligations” shall mean all indebtedness, liabilities and obligations of QIG to Minnetronix to pay the Buyout Fee under and subject to the terms and conditions of the Agreement.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

Section 2.     The Guaranty. Subject always to the following Section, the Guarantor hereby absolutely and unconditionally guarantees to Minnetronix the payment when due (whether on the stated due date or earlier by reason of acceleration or otherwise) and performance of the Obligations. The Guarantor acknowledges that it has reviewed the Agreement.

Section 3.     Limitation; Insolvency Laws. As used in this Section: (a) the term “Applicable Insolvency Laws” means the laws of the United States of America or of any State, province, nation or other governmental unit relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. §547, §548, §550 and other “avoidance” provisions of Title 11 of the United Stated Code) as applicable in any proceeding in which the validity and/or enforceability of this Guaranty or any Specified Lien is in issue; and (b) “Specified Lien” means any security interest, mortgage, lien or encumbrance securing this Guaranty, in whole or in part. Notwithstanding any other provision of this Guaranty, if, in any proceeding, a court of competent jurisdiction determines that this Guaranty or any Specified Lien would, but for the operation of this Section, be subject to avoidance and/or recovery or be unenforceable by reason of Applicable Insolvency Laws, this Guaranty and each such Specified Lien shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such Specified Lien to be subject to avoidance, recovery or unenforceability. To the extent that any payment to, or realization by, Minnetronix on the guaranteed Obligations exceeds the limitations of this Section and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Guaranty as limited shall in all events remain in full force and effect and be fully enforceable against the Guarantor. This Section is intended solely to reserve the rights of Minnetronix hereunder against the Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither the Guarantor QIG, any other guarantor of the Obligations nor any Person shall have any right, claim or defense under this Section that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

Section 4.     Continuing Guaranty. (a) This Guaranty is an unconditional, irrevocable and continuing guaranty of payment of the Obligations. No notice of the Obligations to which this Guaranty may apply, or of any renewal or extension thereof need be given to the Guarantor; provided, however, that Minnetronix shall notify Guarantor promptly of any default by QIG of the Obligations, but any delay by Minnetronix in giving such notice shall not constitute a waiver of its rights hereunder. The Guarantor hereby expressly waives (a) notice of acceptance of this Guaranty and notice of any liability to which it may apply; and (b) all other notices of any kind and description relating to creation of the Obligations now or hereafter provided for by any agreement, statute, law, rule or regulation. The Guarantor shall not be exonerated with respect to the Guarantor’s liabilities under this Guaranty except by the discharge or irrevocable payment of the Obligations, it being the purpose and intent of this Guaranty that the Obligations constitute the direct and primary obligations of the Guarantor and that the covenants, agreements and all obligations of the Guarantor hereunder be irrevocable.

(b)     Notwithstanding anything to the contrary set forth in Section 4(a) above, Minnetronix shall have no legal right to enforce this Guaranty if the amount of the Obligations and/or whether the Obligations are due and owing is being disputed in good faith by QIG.

Section 5.     Other Transactions. Minnetronix is expressly authorized (a) to exchange, surrender or release with or without consideration any or all collateral and security which may at any time be placed with it by QIG or by any other Person, or to forward or deliver any or all such collateral and security directly to QIG for collection and remittance or for credit, or to collect the same in any other manner without notice to the Guarantor and (b) to amend, modify, extend or supplement the Agreement, any note or other instrument evidencing the Obligations or any part thereof and any other agreement with respect to the Obligations, waive compliance by QIG or any other Person with the respective terms thereof and settle or compromise any of the Obligations without notice to the Guarantor and without in any manner affecting the absolute liabilities of the Guarantor hereunder. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to this Guaranty. The liabilities of the Guarantor hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of Minnetronix to realize upon any of the Obligations of QIG to Minnetronix, or upon any collateral or security for any or all of the Obligations, nor by the taking by Minnetronix of (or the failure to take) any other guaranty or guaranties to secure the Obligations, nor by the taking by Minnetronix of (or the failure to take or the failure to perfect its security interest in or other lien on) collateral or security of any kind. No act or omission of Minnetronix, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of the Guarantor shall affect or impair the obligations of the Guarantor hereunder. The Guarantor acknowledges that this Guaranty is in effect and binding without reference to whether this Guaranty is signed by any other Person or Persons, that possession of this Guaranty by Minnetronix shall be conclusive evidence of due delivery hereof by the Guarantor and that this Guaranty shall continue in full force and effect, both as to the Obligations then existing and/or thereafter created, notwithstanding the release of or extension of time to any other guarantor of the Obligations or any part thereof.

Section 6.     Actions Not Required. The Guarantor hereby waives any and all right to cause a marshalling of the assets of QIG or any other action by any court or other governmental body with respect thereto or to cause Minnetronix to proceed against any security for the Obligations or any other recourse which Minnetronix may have with respect thereto and further waives any and all requirements that Minnetronix institute any action or proceeding at law or in equity, or obtain any judgment, against QIG or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, the Guarantor upon this Guaranty. The Guarantor further acknowledges that time is of the essence with respect to the Guarantor’s obligations under this Guaranty. Any remedy or right hereby granted which shall be found to be unenforceable as to any Person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other Person or circumstance, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

Section 7.     Subrogation. Until the irrevocable payment in full of the Obligations, the Guarantor waives all rights of subrogation to any of the rights of Minnetronix against QIG or any other Person liable for payment of any of the Obligations or any collateral security or guaranty or right of offset held by Minnetronix for the payment of the Obligations, and the Guarantor waives all rights to seek any recourse to or contribution or reimbursement from QIG or any other Person liable for payment of any of the Obligations in respect of payments made by the Guarantor hereunder.

Section 8.     Application of Payments. Any and all payments upon the Obligations made by the Guarantor or by any other Person, and/or the proceeds of any or all collateral or security for any of the Obligations, may be applied by Minnetronix on such items of the Obligations as Minnetronix may elect.

Section 9.     Recovery of Payment. If any payment received by Minnetronix and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of QIG or any other obligor), the Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made. References in this Guaranty to amounts “irrevocably paid” or to “irrevocable payment” refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

Section 10.     QIG’s Financial Condition. The Guarantor is familiar with the financial condition of QIG, and the Guarantor has executed and delivered this Guaranty based on the Guarantor’s own judgment and not in reliance upon any statement or representation of Minnetronix. Minnetronix shall have no obligation to provide the Guarantor with any advice whatsoever or to inform the Guarantor at any time of Minnetronix’s actions, evaluations or conclusions on the financial condition or any other matter concerning QIG.

Section 11.     Remedies. All remedies afforded to Minnetronix by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether or not exercised by Minnetronix, shall be deemed to be in exclusion of any of the other remedies available to Minnetronix and no one of such remedies shall in any way limit or prejudice any other legal or equitable remedy which Minnetronix may have hereunder and with respect to the Obligations. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to Minnetronix.

Section 12.     Bankruptcy of QIG. The Guarantor expressly agrees that the liabilities and obligations of the Guarantor under this Guaranty shall not in any way be impaired or otherwise affected by the institution by or against QIG or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of the Guarantor under this Guaranty, and that upon the institution of any of the above actions, such obligations shall be enforceable against the Guarantor.

Section 13.     Costs and Expenses. The Guarantor will pay or reimburse Minnetronix on demand for all out-of-pocket expenses (including in each case all reasonable fees and expenses of counsel) incurred by Minnetronix arising out of or in connection with the enforcement of this Guaranty against the Guarantor or arising out of or in connection with any failure of the Guarantor to fully and timely perform the obligations of the Guarantor hereunder.

Section 14.     Waivers and Amendments. This Guaranty can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by Minnetronix. A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

Section 15.     Notices. Any notice or other communication to any party in connection with this Guaranty shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified in the opening paragraph hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 16.     Guarantor Acknowledgements. The Guarantor hereby acknowledges that (a) counsel has advised the Guarantor in the negotiation, execution and delivery of this Guaranty, (b) Minnetronix has no fiduciary relationship to the Guarantor the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Guarantor and Minnetronix.

Section 17.     Representations and Warranties. The Guarantor hereby represents and warrants to Minnetronix that it is a corporation organized, validly existing and in good standing under the laws of the State of New York and has the power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged. The Guarantor further represents and warrants to Minnetronix that:

(a)     It has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary action required by its form of organization to authorize such execution, delivery and performance;

(b)     This Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(c)     The execution, delivery and performance of this Guaranty will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to it, (ii) violate or contravene any provision of its organizational documents, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder. It is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise);

(d)     No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on its part to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty;

(e)     There are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to it, would have a material adverse effect on its business, operations, property or condition (financial or otherwise) or on its ability to perform its obligations hereunder; and

(f)     It expects to derive benefits from the transactions contemplated by the Agreement. Minnetronix may rely conclusively on the continuing warranty, hereby made, that it continues to be benefited by Minnetronix’ extension of credit accommodations to QIG and Minnetronix shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Minnetronix without regard to the receipt, nature or value of any such benefits.

Section 18.     Continuing Guaranty; Assignments under Agreement. This Guaranty shall (a) remain in full force and effect until irrevocable payment in full of the Obligations and the expiration of the obligations, if any, of Minnetronix to extend credit for the Buyout Fee to QIG, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, Minnetronix and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), Minnetronix may assign or otherwise transfer all or any portion of its rights and obligations under the Agreement to any other Persons to the extent and in the manner provided in the Agreement and may similarly transfer all or any portion of its rights under this Guaranty to such Persons.

Section 19.     Reaffirmation. The Guarantor agrees that when so requested by Minnetronix from time to time it will promptly execute and deliver to Minnetronix a written reaffirmation of this Guaranty in such form as Minnetronix may require.

Section 20.     Revocation. Notwithstanding any other provision hereof, the Guarantor may revoke this Guaranty prospectively as to future transactions by written notice to that effect actually received by Minnetronix. No such revocation shall release, impair or affect in any manner any liability hereunder with respect to Obligations created, contracted, assumed or incurred prior to receipt by Minnetronix of written notice of revocation, or Obligations created, contracted, assumed or incurred after receipt of such notice pursuant to any contract entered into by Minnetronix prior to receipt of such notice, or any renewals or extensions thereof, theretofore or thereafter made, or any interest accrued or accruing on such Obligations, or all other costs, expenses and attorneys’ fees arising from such Obligations.

Section 21.     Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF. Whenever possible, each provision of this Guaranty and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 22.     Consent to Jurisdiction. THIS GUARANTY MAY BE ENFORCED IN ANY FEDERAL COURT OR STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.

Section 23.     Waiver of Jury Trial. EACH OF THE GUARANTOR AND MINNETRONIX, BY ITS ACCEPTANCE OF THIS GUARANTY, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 24.     Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 25.     General. All representations and warranties contained in this Guaranty or in any other agreement between the Guarantor and Minnetronix shall survive the execution, delivery and performance of this Guaranty and the creation and payment of the Obligations. Captions in this Guaranty are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Guaranty.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.

GUARANTOR:

By: /s/ Thomas J. Mazza

Name: Thomas J. Mazza

Title: SVP and CFO

Address for Guarantor:

Attn:

Address for Minnetronix:

Minnetronix Inc.